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                                                       EXHIBIT 23.2




The Board of Directors
SBS Technologies, Inc.,


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                       /s/ KPMG Peat Marwick LLP

                                       KPMG Peat Marwick LLP


Albuquerque, New Mexico
March 26, 1997





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